Exhibit 24

                          POWER OF ATTORNEY

     We, the officers and directors of FirstEnergy Corp. who have signed this Power of Attorney, individually constitute and appoint
H. Peter Burg, Nancy C. Ashcom and Edward J. Udovich, and each of them, our true and lawful attorneys, with full power to act without the others and full power to substitute and resubstitute another individual to serve as our attorney,

(A) to sign for us, in our names and in the capacities indicated below, one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to these Registration Statements (including post-effective amendments) for the registration under the Securities Act of 1933, as amended, of the shares of common stock of FirstEnergy, deferred compensation obligations of FirstEnergy and interests in employee benefits plans of FirstEnergy, as the case may be, to be issued in connection with employee benefits plans of FirstEnergy or its subsidiaries or predecessors, including:

          Amended FirstEnergy Corp. Deferred Compensation Plan for
            Directors
          FirstEnergy Corp. Executive Deferred Compensation Plan
          GPU Companies Employee Savings Plan for Nonbargaining
            Employees
          GPU Companies Employee Savings Plan for Employees Represented
            by IBEW System Council U-3
          GPU Companies Employee Savings Plan for Employees Represented
            by IBEW Local 459 or UWUA Local 180
          GPU Companies Employee Savings Plan for Employees Represented
            by IBEW Local 777
          GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and
            Subsidiaries
          GPU Companies Deferred Compensation Plan
          Deferred Stock Unit Plan for Outside Directors of GPU, Inc. GPU, Inc. Stock Option and Restricted Stock Plan for MYR Group
            Inc. Employees

     and any other stock, stock option, restricted stock, deferred compensation or other benefit plan or successor plan maintained for the benefit of employees or directors of FirstEnergy or any of its subsidiaries or predecessors, and

(B) to file any of the Registration Statements mentioned, including a form of prospectus, and any and all amendments and post-effective amendments to these Registration Statements, with all exhibits, and any and all related documents, with the Securities and Exchange Commission.

     By signing this Power of Attorney we grant to the attorneys named above, and each of them, full power and authority to do and perform any and all acts and things necessary to be done in connection with the foregoing, as fully as we could do in person, and we ratify and confirm all that our attorneys, and each of them or their substitute or substitutes, may do or cause to be done by virtue of this Power of Attorney.

     We have signed our names in the capacities and on the dates indicated below.

           Signature              Title                  Date
           ---------              -----                  ----

/s/ H. Peter Burg           Chairman of the Board,     November 5, 2001
-------------------         Chief Executive Officer
H. Peter Burg               and Director

/s/ Anthony J. Alexander    President and Director     November 5, 2001
------------------------
Anthony J. Alexander



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/s/ Richard H. Marsh         Vice President and        November 5, 2001
----------------------       Chief Financial Officer
Richard H. Marsh

/s/ Harvey L. Wagner         Controller                November 5, 2001
----------------------
Harvey L. Wagner

/s/ Dr. Carol A. Cartwright  Director                  November 5, 2001
---------------------------
Dr. Carol A. Cartwright

/s/ William F. Conway        Director                  November 5, 2001
---------------------------
William F. Conway

/s/ Robert B. Heisler, Jr.   Director                  November 5, 2001
--------------------------
Robert B. Heisler, Jr.

/s/ Robert L. Loughhead      Director                  November 5, 2001
-----------------------
Robert L. Loughhead

/s/ Russell W. Maier         Director                  November 5, 2001
-----------------------
Russell W. Maier

/s/ Paul J. Powers           Director                  November 5, 2001
---------------------
Paul J. Powers

/s/ Robert C. Savage         Director                  November 5, 2001
----------------------
Robert C. Savage

/s/ George M. Smart          Director                  November 5, 2001
-----------------------
George M. Smart

/s/ Jesse T. Williams, Sr.   Director                  November 5, 2001
-------------------------
Jesse T. Williams, Sr.


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